 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

___________________________________________________________________

Date of Report (Date of earliest event reported):  July 9, 2019

DPW HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12711	94-1721931
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Shipyard Way, Suite E, Newport Beach, CA 92663

(Address of principal executive offices) (Zip Code)

(949) 444-5464

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	DPW	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01.  OTHER EVENTS

As previously reported in the Current Report on Form 8-K filed on July 2, 2019, by DPW Holdings, Inc. (the “Company”), at the Company’s 2019 Annual Meeting of Stockholders (the “Annual Meeting”), the Chairman of the Board of Directors (the “Board”) adjourned the vote on the following proposals until 9:00 a.m. Pacific Time on July 19, 2019:

•	Proposal 5: approval of an amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of its Class A Common Stock by a ratio of not less than one-for-5 and not more than one-for-40 at any time prior to July 1, 2020, with the exact ratio to be set at a whole number within this range as determined by the Board of Directors in its sole discretion; and

•	Proposal 7: approval of an amendment to the DPW Holdings, Inc. 2018 Stock Incentive Plan, as amended and restated as of May 13, 2019.

At the Annual Meeting, the Company received sufficient votes with respect to the election of directors, as well as for Proposal 2 (ratification of appointment of independent registered public accounting firm for the year ending December 31, 2019), Proposal 3 (approval, on a non-binding advisory basis, of named executive officer compensation) and Proposal 6 (approval of the issuance of 250,000 shares of common stock and the grant of options pursuant to the Employment Agreement dated April 12, 2019, as subsequently amended, by and between the Company and Henry Nisser). The Company did not, however, receive sufficient votes to approve Proposal 5, which requires the affirmative vote of 50% of all of the Company’s outstanding shares of common stock, and Proposal 7, which requires the approval of a majority of the shares of the Company's common stock present in person or by proxy and voting at the Meeting. The Company believes that Proposals 5 and 7 will align the Company with recognized best practices in corporate governance and adjourned the voting with respect to such Proposals to solicit additional proxies for approval thereof.

The Board recommends that stockholders vote “FOR” Proposals 5 and 7. The Board believes the proposed reverse split is in the best interests of the stockholders, principally because its failure to pass will in all likelihood mean that the Company’s shares of common stock will be delisted from the NYSE American. Similarly, with respect to Proposal 7, the Board believes the proposed increase in the number of shares of common stock underlying the 2018 Stock Incentive Plan is in the best interests of the stockholders.

The Annual Meeting will reconvene at 9:00 a.m. Pacific Time on July 19, 2019 and will be held at the Hyatt Regency Newport Beach located at 1107 Jamboree Road, Newport Beach, CA 92660. Stockholders will be able to attend the reconvened Annual Meeting in person or vote their shares electronically at the Annual Meeting. Valid proxies relative to Proposals 5 and 7 that were previously submitted by stockholders in connection with the Annual Meeting will continue to be valid for purposes of the reconvened Annual Meeting. Stockholders are encouraged to read the Company’s definitive proxy statement dated June 7, 2019, which includes a comprehensive review of Proposals 5 and 7.

The Board previously selected May 23, 2019, as the record date for determining stockholders entitled to vote at the Annual Meeting. This means that a stockholder registered with the Company’s transfer agent and registrar, Computershare Trust Company, N.A., on the record date may vote his or her shares on the matters to be considered at the reconvened Annual Meeting. If shares were held in street name on that date, please refer to the instructions provided by your broker or nominee for further information. They are seeking your instructions on how you want your shares voted. Please be sure to give specific voting instructions to your broker.

How to Vote Your Shares

The Company urges all stockholders to vote as soon as possible. Please cast your vote as soon as possible either via:

•	the Internet at http://www.envisionreports.com/DPW;

•	by calling 1-800-652-8683, or

•	by returning the accompanying proxy card if you received a printed set of materials by mail.

Votes submitted by phone or over the internet must be received by 11:59 p.m. Eastern Time on July 18, 2019. Please note that voting by phone or internet may require that you have your proxy control number available. This number is printed on the proxy card mailed to you.

Additional Information

The Company has filed a definitive proxy statement on Schedule 14A and associated proxy card (the “Proxy Statement”) with the U.S. Securities and Exchange Commission (the “SEC”), which was filed on June 7, 2019. The Company, its directors, its executive officers and certain other individuals set forth in the Proxy Statement will be deemed participants in the solicitation of proxies from stockholders in respect of the Annual Meeting. Information regarding the names of the Company’s directors and executive officers and certain other individuals and their respective interests in the Company by security holdings or otherwise is set forth in the Proxy Statement. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO AND ACCOMPANYING PROXY CARD. The Proxy Statement and a form of proxy have been mailed to stockholders of the Company. Investors and stockholders can obtain a copy of the documents filed by the Company with the SEC, including the Proxy Statement, free of charge by visiting the SEC’s website, www.sec.gov.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DPW HOLDINGS, INC.

Dated: July 9, 2019	/s/ Milton C. Ault, III
Milton C. Ault, III Chief Executive Officer